EXHIBIT 10.1
                              INVESTMENT AGREEMENT

                              INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of August 2, 2004, by and between China Direct Trading Corporation, a Florida corporation (the "Company"), and Dutchess Private Equities Fund, II, L.P., a Delaware limited partnership (the "Investor").


Whereas, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $2,500,000 to purchase the Company's Common Stock, $0.0001 per share (the "Common Stock"); and


Whereas, such investments will be made in reliance upon the provisions of
Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act"), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and


Whereas, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (as amended from time to time, the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.


NOW THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the covenants and agreements set forth hereafter, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:


SECTION 1. DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms.

         "1933 Act" shall have the meaning set forth in the preamble, above.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as it may be amended.

         "Affiliate" shall have the meaning specified in Section 5(h), below.

         "Agreement" shall mean this Investment Agreement.

         "Best Bid" shall mean the highest posted bid price of the Common Stock as quoted on www.blumberg.com.

         "Buy In" shall have the meaning specified in Section 6, below.

         "Buy In Adjustment  Amount" shall have the meaning specified in Section
6.

         "Closing" shall have the meaning specified in Section 2(h).

         "Closing Date" shall mean seven (7) Trading Days following the Put Notice Date.

         "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

         "Control"  or  "Controls"  shall have the meaning  specified in Section
5(h).

         "Covering Shares" shall have the meaning specified in Section 6.

         "Effective Date" shall mean the date the SEC declares effective under the 1933 Act the Registration Statement covering the Securities.

         "Environmental Laws" shall have the meaning specified in Section 4(m).

         "Execution Date" shall mean the date indicated in the preamble to this Agreement.

         "Indemnities" shall have the meaning specified in Section 11.

         "Indemnified  Liabilities"  shall have the meaning specified in Section
11.

         "Ineffective Period" shall mean any period of time that the Registration Statement or any Supplemental Registration Statement (as defined in the Registration Rights Agreement) becomes ineffective or unavailable for use for the sale or resale, as applicable, of any or all of the Registrable Securities (as defined in the Registration Rights Agreement) for any reason (or in the event the prospectus under either of the above is not current and deliverable) during any time period required under the Registration Rights Agreement.

         "Investor" shall have the meaning indicated in the preamble of this Agreement.

         "Major Transaction" shall have the meaning specified in Section 2(G), below.

         "Material Adverse Effect" shall have the meaning specified in Section 4(A).

         "Maximum  Common Stock  Issuance"  shall have the meaning  specified in
Section 2(I).

         "Minimum Acceptable Price" with respect to any Put Notice Date shall mean 85% of the lowest closing bid price as quoted by www.Blumberg.com for the ten Trading Day period immediately preceding such Put Notice Date.

         "Open Period" shall mean the period beginning on and including the Trading Day immediately following the Effective Date and ending on the earlier to occur of (I) the date which is twenty-four (24) months from the Effective Date; or (II) termination of the Agreement in accordance with Section 9, below.

         "Payment Amount" shall have the meaning specified in Section 2(M), below.

         "Pricing Period" shall mean the period beginning on the Put Notice Date and ending on and including the date that is five (5) Trading Days after such Put Notice Date.

         "Principal Market" shall mean the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board, the Nasdaq National Market System or the Nasdaq SmallCap Market, whichever is the principal market on which the Common Stock is listed.

         "Prospectus" shall mean the prospectus, preliminary prospectus and supplemental prospectus used in connection with the Registration Statement.

         "Purchase Amount" shall mean the total amount being paid by the Investor on a particular Closing Date to purchase the Securities.

         "Purchase Price" shall mean ninety-five percent (95%) of the lowest closing Best Bid price of the Common Stock as quoted by www.Bloomberg.com during the Pricing Period.

         "Put Amount" shall have the meaning set forth in Section 2(B) hereof.

         "Put Notice" shall mean a written notice sent to the Investor by the Company stating the Put Amount of Shares the Company intends to sell to the Investor pursuant to the terms of the Agreement and stating the current number of Shares issued and outstanding on such date.

         "Put Notice Date" shall mean the Trading Day immediately following the day on which the Investor receives a Put Notice, however a Put Notice shall be deemed delivered on (X) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 9:00 am Eastern Time, or (Y) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am Eastern Time on a Trading Day. No Put Notice may be deemed delivered on a day that is not a Trading Day.

         "Put Restriction" shall mean the days between the end of the Pricing Period and the date on which the Investor deems the Put closed. During this time, the Company shall not be entitled to deliver another Put Notice.

         "Registration Period" shall have the meaning specified in Section 5(C), below.

         "Registration Rights Agreement" shall have the meaning set forth in the recitals, above.

         "Registration Statement" means the registration statement of the Company filed under the 1933 Act covering the Common Stock issuable hereunder.

         "Related Party" shall have the meaning specified in Section 5(H).

         "Repurchase Event" shall have the meaning specified in Section 2(M).

         "Resolution" shall have the meaning specified in Section 8(E).

         "SEC" shall mean the U.S. Securities & Exchange Commission.

         "SEC Documents" shall have the meaning specified in Section 4(F).

         "Securities" shall mean the shares of Common Stock issued pursuant to the terms of the Agreement.

         "Shares" shall mean the shares of the Company's Common Stock.

         "Sold Shares" shall have the meaning specified in Section 6.

         "Subsidiaries" shall have the meaning specified in Section 4(A).

         "Trading Day" shall mean any day on which the Principal Market for the Common Stock is open for trading, from the hours of 9:30 am until 4:00 pm.

         "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with this Agreement.

SECTION 2. PURCHASE AND SALE OF COMMON STOCK.


(A) PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of whole Shares having an aggregate Purchase Price of $2,500,000.


(B) DELIVERY OF PUT NOTICES.


(I) Subject to the terms and conditions of the Transaction Documents, and from time to time during the Open Period, the Company may, in its sole discretion, deliver a Put Notice to the Investor which states the Put Amount (designated in shares of Common Stock) which the Company intends to sell to the Investor on a Closing Date. The Put Notice shall be in the form attached hereto as Exhibit B which Exhibit B is hereby incorporated herein by reference. The amount that the Company shall be entitled to Put to the Investor (the "Put Amount") shall be equal to, at the Company's election, either: (A) 200% of the average daily volume (U.S. market only) of the Common Stock for the 20 Trading Days immediately prior to the applicable Put Notice Date, multiplied by the average of the three daily closing bid prices immediately preceding the Put Date (as reported by www.bloomberg.com), or (B) $100,000; provided that in no event will the Put Amount be more than $1,000,000 with respect to any single Put. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to 95% of the lowest closing bid price of the Common Stock (as reported by www.bloomberg.com) during the Pricing Period.


(II) If any closing bid price during the applicable Pricing Period with respect to that Put Notice is less than 85% of the any closing bid prices of the Common Stock as reported by www.bloomberg.com for the ten (10) Trading Days immediately prior to the Put Notice Date (the "Minimum Acceptable Price"), the Put Notice will terminate at the Company's request sent in accordance with Section 9 of this Agreement. In the event that the closing bid price for the applicable Pricing Period is less than the Minimum Acceptable Price, the Company may elect, by sending written notice to the Investor, to cancel the Put Notice.


 (C)  RESERVED


 (D) INVESTOR'S OBLIGATION TO PURCHASE SHARES. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Pricing Period that number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Put Amount set forth in the Put Notice, and
(ii) 20% of the aggregate trading volume of the Common Stock during the applicable Pricing Period times (x) the average of the three (3) lowest Best Bid Price quoted by www.bloomberg.com for the Company's Common Stock during the specified Pricing Period, but only if said Shares bear no restrictive legend, are not subject to stop transfer instructions and are being held in escrow, pursuant to Section 2(H), prior to the applicable Closing Date.


(E) LIMITATION ON INVESTOR'S OBLIGATION TO PURCHASE SHARES. In no event shall the Investor purchase Shares (whether from the Company or in public or private secondary transactions) other than pursuant to this Agreement and then only during the term hereof.


(F) CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and the Investor shall not be obligated to purchase any Shares at a Closing (as defined in Section 2(H)) unless each of the following conditions are satisfied:


(I) a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;


(II) at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of five consecutive Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock on the Principal Market;


(III) the Company has complied with its obligations and is otherwise not in breach of a material provision of, or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith which has not been corrected prior to delivery of the Put Notice Date;


(IV) no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and


(V) The Company has not obtained the requisite, prior approval or written consents of its shareholders approving the issuance of the Shares hereunder.


If any of the events described in clauses (I) through (V) above occurs during a Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

(G) RESERVED

(H) MECHANICS OF PURCHASE OF SHARES BY INVESTOR. Subject to the satisfaction of the conditions set forth in Sections 2(F), 7 and 8, the closing of the purchase by the Investor of Shares or the Investor deeming a Put closed (a "Closing") shall occur on the date which is no later than seven (7) Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (I) the Company shall deliver to the Investor pursuant to the this Agreement, certificates representing the Shares to be issued to the Investor on such date and registered in the name of the Investor; and (II) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares, determined as set forth in Sections 2(B) and 2(D).


The Company understands that a delay in the issuance of Securities beyond the Closing Date could result in economic loss to the Investor. After the Effective Date, as compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of Securities (delivery of Securities after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date):






Late Payment for Each
NO.  OF  DAYS  LATE               $10,000  OF  COMMON  STOCK

          1                         $100
          2                         $200
          3                         $300
          4                         $400
          5                         $500
          6                         $600
          7                         $700
          8                         $800
          9                         $900
          10                      $1,000
          Over  10                $1,000  +  $200  for  each
                                  Business  Day  late  beyond  10  days



The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue actual damages for the Company's failure to issue and deliver the Securities to the Investor, except to the extent that such late payments shall constitute payment for and offset any such actual damages alleged by the Investor, and any Buy In Adjustment Amount.


(I) Shareholder Consent or Approval. The effective date of this Agreement shall commence on the date that the holders of the Common Stock of the Company approve this Agreement and the transactions contemplated HEREIN - EITHER BY AN AFFIRMATIVE VOTE AT A SHAREHOLDERS MEETING OR BY WRITTEN CONSENT.. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY HEREIN, THE COMPANY SHALL NOT ISSUE AND THE INVESTOR SHALL NOT PURCHASE MORE THAN 18% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK (AS DETERMINED ON THE DATE THAT THIS AGREEMENT IS EXECUTED BY THE PARTIES.)


SECTION 3. INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.


The Investor represents and warrants to the Company, and covenants, that:


(A) SOPHISTICATED INVESTOR. The Investor is an "Accredited Investor" and, as such, has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (I) evaluating the merits and risks of an investment in the Securities and making an informed investment decision; (II) protecting its own interest; and (III) bearing the economic risk of such investment for an indefinite period of time.


(B) AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.


(C) SECTION 9 OF THE 1934 ACT. During the term of this Agreement, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Common Stock. The Investor agrees not to short, either directly or indirectly through its affiliates, principals, advisors, through the agency of third parties, including off-shore financial or securities firms, the Company's common stock during the term of this Agreement.


(D) ACCREDITED INVESTOR. Investor is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.


(E) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of Partnership Agreement or other organizational documents of the Investor.


(F) OPPORTUNITY TO DISCUSS. The Investor has received all materials relating to the Company's business, finance and operations which it has requested. The
Investor has had an opportunity to discuss the business, management and financial affairs of the Company with the Company's management.


(G) INVESTMENT PURPOSES. The Investor is purchasing the Securities for its own account for investment purposes and not with a view towards distribution and agrees to resell or otherwise dispose of the Securities solely in accordance with the registration provisions of the 1933 Act (or pursuant to an exemption from such registration provisions).


(H) NO REGISTRATION AS A DEALER. The Investor is not and will not be required to be registered as a "dealer" under the 1934 Act, either as a result of its execution and performance of its obligations under this Agreement or otherwise.


(I) GOOD STANDING The Investor is a Limited Partnership, duly organized, validly existing and in good standing in the State of Delaware.


(J) TAX ILABILITIES. The Investor understands that it is liable for its own tax liabilities.


(K) REGULATION M. The Investor will comply with Regulation M under the 1934 Act, if applicable.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.


Except as set forth in the Schedules attached hereto, or as disclosed on the Company's SEC Documents, the Company represents and warrants to the Investor that:


(A) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Florida, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 1 and 4(b), below).


(B) AUTHORIZATION; ENFORCEMENT; COMPLIANCE WITH OTHER INSTRUMENTS.


(I) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof.


(II) The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Securities pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and shareholders entitled to vote thereon.


(III) The Transaction Documents have been duly and validly executed and delivered by the Company.


(IV) The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


(C) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 600,000 shares of Common Stock, $0.0001 par value per share, of which as of the date hereof, 502,748,299 shares are issued and outstanding; 100,000,000 shares of Series A Preferred Stock authorized, $0.10 par value per share of which no 8,100 shares are issued and outstanding of record and an additional 79,000 shares are alleged by a former Preferred Stock shareholder to be issued and outstanding; (as of March 31,2004) 10 million shares of Common Stock are reserved for issuance pursuant to options, warrants and other convertible securities. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the Company's publicly available filings with Periodic Filings,


(I) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (II) there are no outstanding debt securities; (III) except for shares to be issued under options and warrants issued to officers, directors and former officers and directors, and except for shares of the Series A Preferred Stock, there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (IV) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (V) except for the Series A Preferred Stock, there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (VI) except as disclosed in Schedule Two hereto, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (VII) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (VIII) there is no dispute as to the classification of any shares of the Company's capital stock. The Company has furnished to the Investor, or the Investor has had access through EDGAR to, true and correct copies of the Company's Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.


(D) ISSUANCE OF SHARES. The Company has reserved _50 million ______ Shares for issuance pursuant to this Agreement has been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in
Section 5(F) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Securities will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of Shares for issuance pursuant to this Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of Shares required for the Company to perform its obligations hereunder as soon as reasonably practicable.


(E) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (I) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; or (II) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or to the Company's knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 4(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act to the Company's knowledge, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 4(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.


(F) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as set forth in Schedule One hereto, which Schedule One is incorporated herein by reference, since at least July 23, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Investor or its representatives, or they have had access through EDGAR to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (I) as may be otherwise indicated in such financial statements or the notes thereto, or (II) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

(G) ABSENCE OF CERTAIN CHANGES. Except as set forth in the SEC Documents, or except for any pending but unannounced acquisitions, the Company does not intend to change the business operations of the Company in any material way. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.


(H)  ABSENCE  OF  LITIGATION.  Except  as set forth in the SEC  Documents  or in
Schedule  Two  hereto,  there  is  no  action,  suit,  proceeding,   inquiry  or
investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.


(I) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.


(J) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. Except as set forth in the SEC Documents or in Schedule One hereto, since August 2, 2004, and except as set forth in Schedule One and Schedule Two hereto, and except as already known by the Investor through any other sources of disclosure, no event, liability, development or circumstance has occurred or exists, or to the Company's knowledge is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.


(K) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.


(L) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth the SEC Documents, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on the SEC Documents, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.


(M) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (I) are, to the knowledge of management of the Company, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (II) have, to the knowledge of management of the Company, received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) are in compliance, to the knowledge of the Company, with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect. The following representation does not apply to any foreign contract manufacturers used by the Company to produce its products.


(N) TITLE. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.


(O) INSURANCE. Each of the Company's Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company and its Subsidiaries do not have directors' and officers' liability insurance.


(P) REGULATORY PERMITS. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.


(Q) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries believes that they maintain a system of internal accounting controls for its operations that are sufficient to provide reasonable assurance that (I) transactions are executed in accordance with management's general or specific authorizations; (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (III) access to assets is permitted only in accordance with management's general or specific authorization; and (IV) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


(R) NO MATERIALLY ADVERSE CONTRACTS, ETC. Except as set forth in Schedule One and Schedule Two hereto, neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.


(S) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.


(T) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, except for stock option plans adopted by the Company, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.


(U) DILUTIVE EFFECT. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the Open Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.


(V) RESTRICTIONS ON ISSUANCE OF SECUIRTIES BY COMPANY. The Company shall not, directly or indirectly, without the prior written consent of Investor which will not be unreasonably withheld, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its Common Stock or securities convertible into Common Stock at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of one year after the Effective Date, except (I) the granting of options or warrants to employees, officers, directors and consultants, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereafter duly adopted by the Company or for services rendered or to be rendered; (II) shares issued upon exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture or convertible preferred stock, in each case disclosed pursuant to Section 4(c); (III) securities issued in connection with the capitalization or creation of a joint venture with a strategic partner; (IV) shares issued to pay part or all of the purchase price for the acquisition by the Company of another entity (V) shares issued as compensation for services rendered to the Company or its subsidiaries; (VI) the Company is unable to put shares under this Agreement and the Company's Board of Directors concludes that the issuance of shares in a private or public offering is the only practical means for the Company to raise working capital or funding that is needed to sustain the Company or an operating subsidiary's operations; (VIII) any private offering of Company securities that is for less than $100,000 in net offering proceeds; (VIII) shares issued in a bona fide public offering by the Company of its securities, unless (A) the Company delivers to Investor a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto; and (B) Investor shall not have notified the Company by 5:00 p.m. (New York time) on the fifth Trading Day after its receipt of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, financing to the Company on terms that are substantially the same as the terms set forth in the Subsequent Financing Notice; (VI) to enter into a loan, credit or lease facility with a bank or financing institution. If Investor shall fail to notify the Company of its intention to enter into such negotiations within such time period, then the Company may effect the Subsequent Financing substantially upon the terms set forth in the Subsequent Financing Notice; provided that the Company shall provide Investor with a second Subsequent Financing Notice, and Investor shall again have the right of first refusal set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty Trading Days after the date of the initial Subsequent Financing Notice. The rights granted to Investor in this Section are not subject to any prior right of first refusal given to any other person disclosed on Schedule 4(c).


(W) LOCK-UP. The Company shall cause its officers, insiders, directors, and affiliates or other related parties under control of the Company, to refrain from selling Common Stock during each Pricing Period.


(X) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.


(Y) NO BROKERS, FINDERS OR FINANCIAL ADVISORY FEES OR COMMISSIONS will be payable by the Company with respect to the transactions contemplated by this Agreement.


SECTION 5. COVENANTS OF THE COMPANY


(A)  COMMERCIALLY   REASONABLE  EFFORTS.  The  Company  shall  use  commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.


(B) BLUE SKY. The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of such states of the United States, as reasonably specified by Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. None of the states specified for "Blue Sky" qualification hereunder shall be a state that does not recognize the listing of an OTC Bullentin Board company in the S&P Equities Manual as qualification under their respective "Blue Sky" securities laws and regulations.


(C) REPORTING STATUS. Until the earlier to occur of (I) the first date which is after the date this Agreement is terminated pursuant to Section 9 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto); and (II) the date on which (A) the Holders shall have sold all the Securities; and (B) this Agreement has been terminated pursuant to Section 9 (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.


(D) USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares (excluding amounts paid by the Company for fees as set forth in the Transaction Documents) for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposed that the Board of Directors deem to be in the best interest of the Company.


(E) FINANCIAL INFORMATION. The Company agrees to make available to the Investor via EDGAR or other electronic means the following to the Investor during the Registration Period: (I) within five Trading Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any Registration Statements or amendments filed pursuant to the 1933 Act; (II) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; (III) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders; and (IV) within two calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc., unless such information is material nonpublic information.


(F) RESERVATION OF SHARES. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Securities hereunder. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this
Section 5(F), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.


(G) LISTING. The Company shall promptly secure and maintain the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other United States-based national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Excepting for the delisting or cessation of trading of Company securities on foreign stock exchanges or markets, neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(G).


(H) TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (I) customary employment arrangements and benefit programs on reasonable terms, (II) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (III) any settlement of a pending or threatened claim or dispute; or (iv) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(I) has a 5% or more equity interest in that person or entity, (II) has 5% or more common ownership with that person or entity, (III) controls that person or entity, or (IV) is under common control with that person or entity. "Control" or "Controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.


(I) FILING OF FORM 8-K. The parties agree that the Company shall file a Form 8-K with the SEC to report the execution and the terms, conditions and purposes of this Agreement and all related agreements as well as filing a copy of all such agreements as exhibits to said Form 8-K. On or before the date which is three Trading Days after the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act, if such filing is required.


(J) CORPORATE EXISTENCE. The Company shall use its good faith and diligent efforts to preserve and continue the corporate existence of the Company.


(K) NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall promptly notify Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of the Securities: (I) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (II) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;
(III) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (IV) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (V) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate, and the Company shall promptly make available to Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to Investor any Put Notice during the continuation of any of the foregoing events.

(L) REIMBURSEMENT. If (I) Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor's representations and warranties set forth in this Agreement); or (II)Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents (other than as a result of a breach of the Investor's representations and warranties set forth in this Agreement), or if Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, and absent any clear and convincing evidence of misconduct, fraud, misrepresentations or omissions of material facts, or violations of federal or state securities laws and regulations by the Investor or any person, group, or entity acting at the direction or under the control of the Investor, then and only then shall the Company will reimburse Investor for its reasonable legal and other proceeding-related expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Investor is a named party, the Company will pay to Investor the charges, as reasonably determined by Investor, for the time of any officers or employees of Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, and the Investor .

SECTION 6. COVER.


If the number of Shares represented by any Put Notices become restricted or are no longer freely trading for any reason during the term hereof, and after the applicable Closing Date, the Investor purchases, in an open market transaction or otherwise, the Company's Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Investor (the "Sold Shares"), which delivery such Investor anticipated to make using the Shares represented by the Put Notice (a "Buy-In"), the Company shall pay to the Investor the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (A) the Investor's total purchase price (including brokerage commissions, if any) for the Covering Shares over (B) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Investor in immediately available funds immediately upon demand by the Investor. By way of illustration and not in limitation of the foregoing, if the Investor purchases Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to the Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.


SECTION 7. CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.


The obligation hereunder of the Company to issue and sell the Securities to the Investor is further subject to the satisfaction, at or before each Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.


(A) The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.


(B) The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Securities) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.


(C) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.


SECTION 8. FURTHER CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.


The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, on or before each Closing Date, of each of the following conditions set forth below.


(A) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

(B) The Common Stock shall be authorized for quotation on the Principal Market (that is, the Over the Counter Bulletin Board) and trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Put Notice related to such Closing).

(C) The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (I) representations and warranties that speak as of a specific date and (II) with respect to the representations made in Sections 4(
G), ( H) and ( J) and the third sentence of Section 4( K) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten Trading Days prior to the applicable Put Notice
Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company on or before such Closing Date. The Investor may request an update as of such Closing Date regarding the representation contained in Section 4(c) above.


(D) The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Securities (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.


(E) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4(b)(ii) above (the "Resolutions") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.


(F) reserved


(G) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.


(H) The Registration Statement shall be effective on each Closing Date and no stop order suspending the effectiveness of the Registration statement shall be in effect or to the Company's knowledge shall be pending or threatened. Furthermore, on each Closing Date (I) neither the Company nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (II) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

(I) At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus.

(J) If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 2(i).

(K) The conditions to such Closing set forth in Section 2(f) shall have been satisfied on or before such Closing Date.

(L) The Company shall have certified to the Investor the number of Shares of Common Stock outstanding when a Put Notice is given to the Investor.

SECTION 9. TERMINATION. This Agreement shall terminate upon any of the following events:


(I) when the Investor has purchased an aggregate of $2,500,000 in the Common Stock of the Company pursuant to this Agreement; or


(II) on the date which is twenty-four (24) months after the Effective Date; or

Section 10.  SUSPENSION

This Agreement shall be suspended upon any of the following events, and shall remain suspended until such event is rectified:

         (I) the trading of the Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of five consecutive Trading Days during the Open Period;

         (II) The Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market. Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SECTION 11. INDEMNIFICATION.


In consideration of the parties mutual obligations set forth In the Transaction Documents, each of the parties (in such capacity, an "Indemnitor") shall defend, protect, indemnify and hold harmless the other and all of the other party's shareholders, officers, directors, employees, counsel, and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (I) any misrepresentation or breach of any representation or warranty made by the Indemnitor or any other certificate, instrument or document contemplated hereby or thereby; (II) any breach of any covenant, agreement or obligation of the Indemnitor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (III) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Indemnitor which is specifically intended for use in the preparation of any such Registration Statement, preliminary prospectus, prospectus or amendments to the prospectus. To the extent that the foregoing undertaking by the Indenitor may be unenforceable for any reason, the Indemnitor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Indemnitor may have, and any liabilities the Indemnitor or the Indemnitees may be subject to.


SECTION 12. GOVERNING LAW; MISCELLANEOUS.


(A) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston, County of Suffolk, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.


(B) LEGAL FEES; AND MISCELLANEOUS FEES. Except as otherwise set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Securities.


(C) COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.


(D)  HEADINGS;   SINGULAR/PLURAL.   The  headings  of  this  Agreement  are  for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.


(E) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.


(F) ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.


(G) NOTICES. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (I) upon receipt, when delivered personally; (II) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (III) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:






                               IF TO THE COMPANY:

China Direct Trading Corporation


12535 Orange Drive, Suite 163


Davie, Florida 33330


Telephone: (954) 474-0224
Facsimile:   (954) 474-0228


                               IF TO THE INVESTOR:


Dutchess Private Equities fund, LP, II


312 Stuart Street


Boston, MA 02116


Telephone: 617-960-3582
Facsimile: 617-960-3772


Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.


(H) NO ASSIGNMENT. This Agreement may not be assigned.


(I) NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(J) SURVIVAL. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 10, shall survive each of the Closings and the termination of this Agreement.

 (K) PUBLICITY. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor without the prior consent of such Investor, except to the extent required by law. Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-B, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the 1933 Act or the 1934 Act. Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

(L) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(M) PLACEMENT AGENT. The Company agrees to pay _____________, a registered broker dealer, $10,000. The $10,000 shall be payable from 1% (one percent) of the Put Amount on each draw toward the fee. U______________ will also act as an unaffiliated broker dealer. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.


(N) NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


(O) REMEDIES. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any default or breach of any provision of this Agreement, including the recovery of reasonable attorneys fees and costs, and to exercise all other rights granted by law.


(P) PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


(Q) PRICING OF COMMON STOCK. For purposes of this Agreement, the bid price of the Common Stock in this Agreement shall be as reported on Bloomberg.com.

                                                                    * * *



                     SIGNATURE PAGE OF INVESTMENT AGREEMENT

Your signature on this Signature Page evidences your agreement to be bound by the terms and conditions of the Investment Agreement and the Registration Rights Agreement as of the date first written above.


The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

                    DUTCHESS PRIVATE EQUITIES FUND, II, L.P.
                             BY ITS GENERAL PARTNER,
                        DUTCHESS CAPITAL MANAGEMENT, LLC

By:____________________________


Douglas H. Leighton, Managing Member



                        CHINA DIRECT TRADING CORPORATION

By__________________________________


Howard Ullman, Chief Executive Officer




                                LIST OF EXHIBITS


EXHIBIT  A               Registration  Rights  Agreement
EXHIBIT  B               Opinion  of  Company's  Counsel
EXHIBIT  C               [reserved]
EXHIBIT  D               Broker  Representation  Letter
EXHIBIT  E               Board  Resolution
EXHIBIT  F               Put  Notice
EXHIBIT  G               Put  Settlement  Sheet


                                LIST OF SCHEDULES


SCHEDULE ONE:    ADDITIONAL DISCLOSURES

THE COMPANY WILL REINSERT THE DISCLOSURE MADE FOR THE SUN TRUST LOAN, AS DISCLOSED IN THE DESCRIPTION OF LEGAL MATTERS IN THE COMPANY'S FORM 10K-SB FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. THE PURCHASER OF SUN TRUST'S NOTE HAS RECENTLY ASKED THE COMPANY TO ISSUE SHARES TO SETTLE THE NOTE. THE POSITION OF THE COMPANY IS THAT THE COMPANY IS NOT OBLIGATED TO PAY THE NOTE AND THE ENFORCEMENT OF THE NOTE IS BARRED BY LACHES AND STATUTE OF LIMITATIONS.

SCHEDULE TWO:   LITIGATION


THE COMPANY WILL REINSERT THE DISCLOSURE MADE FOR THE SUN TRUST LOAN, AS DISCLOSED IN THE DESCRIPTION OF LEGAL MATTERS IN THE COMPANY'S FORM 10K-SB FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. THE PURCHASER OF SUN TRUST'S NOTE HAS RECENTLY ASKED THE COMPANY TO ISSUE SHARES TO SETTLE THE NOTE. THE POSITION OF THE COMPANY IS THAT THE COMPANY IS NOT OBLIGATED TO PAY THE NOTE AND THE ENFORCEMENT OF THE NOTE IS BARRED BY LACHES AND STATUTE OF LIMITATIONS.

A SHAREHOLDER HAS ASSERTED THAT IT OWNS 70,000 SHARES OF SERIES A PREFERRED STOCK FROM THE ACQUISITION OF CYBERQUEST, INC. THE COMPANY IS INVESTIGATING THE MATTER. THE RIGHTS OF SAID CLASS OF STOCK ARE:




                                   EXHIBIT A

                 SERIES A: REDEEMABLE PREFERRED STOCK PROVISIONS

The Series A: Redeemable Preferred Stock (the Preferred Stock or the Series A Preferred Stock) shall consist of one (1) series of Seventy Thousand (70,000) shares of the preferred stock of CBQ, Inc., (Company), with each share to be identical to every other in all respects. The following sets forth the provisions of the Series A Preferred Stock.

Part 1: Dividends: The holders of the issued and outstanding Preferred Stock shall not be entitled to receive dividends.

Part 2: Conversion: The holders of the Preferred Stock shall have no conversion rights.

Part 3: Redemption: The Company shall have an elective and cumulative redemption right as follows: (1) from and after November 19, 1998, and up to and including November 18, 1999, the Company may redeem, at any time and from time to time, all or any portion of up to 7,000 preferred shares at a price of $10 per share;
(2) from and after November 19, 1999, and up to and including November 18, 2000, the Company may redeem, at any time and from time to time, all or any portion of
(y) the preferred shares not redeemed under (1) and (z) up to an additional 14,000 preferred shares at a price of $11.00 per share; (3) from and after November 19, 2000, and up to and including November 18, 2001, the Company may redeem, at any time and from time to time, all or any portion of (y) those preferred shares not redeemed under (1) and (2) and (z) up to an additional 21,000 preferred shares at a price of $12.00 per share; (4) from and after November 19, 2001, and up to and including November 18, 2002, the Company may redeem, at any time and from time to time, all or any portion of (y) those preferred shares not redeemed under (1), (2) and (3) and (z) up to an additional 28,000 preferred shares at a price of $13.00 per share. In the event that the Company offers and sells its securities to the public through an offering registered with the Securities and Exchange Commission, the Company shall forthwith redeem the outstanding Preferred Stock not previously redeemed at a price per share of $10.00 per share until November 18, 1999, $11.00 per share until November 18, 2000, $12.00 per share until November 18, 2001 and $13.00 per share until and after November 18, 2002.

Part 4: Liquidation: The Preferred Stock shall not be entitled to preferential liquidation rights over any other class or series of stock previously or which may subsequently be issued by the Company.

Part 5: Sinking Fund: The Preferred Stock shall not be entitled to the establishment of any sinking fund for any purpose.

Part 6: Voting Rights:  The Preferred Stock shall have no voting rights.

Part 7: Additional Provisions: In the event that the Company shall offer and sell at any time on a private, non-registered basis during which any shares of Preferred Stock remain outstanding any share of common stock of the Company at a price of less than $5.00 per share, the Company shall forthwith grant to the holder(s) of any then outstanding shares of Preferred Stock a warrant allowing said holder(s) to acquire from the Company one (1) share of common stock for each ten shares of common stock issued and sold. The warrant shall be exercisable for a period of one (1) year after grant at the price for which the shares of common stock causing the imposition of this provision were issued and sold.





SCHEDULE 4(A) SUBSIDIARIES


SOUVENIR DIRECT, INC.


CHINA PATHFINDER FUND, LLC



                                    EXHIBIT A


                                    EXHIBIT B

                                    EXHIBIT D
                              [BROKER'S LETTERHEAD]

Date
Via Facsimile

ATTENTION:


Re: China Direct Trading Corporation


Dear __________________:


It is our understanding that the Form______ Registration Statement bearing SEC File Number ( ___-______) filed by China Direct Trading Corporation on Form _____ on __________, 200X was declared effective on _________, 200X.


This letter shall confirm that ______________ shares of the common stock of China Direct Trading Corporation are being sold on behalf of __________________ and that we shall comply with the prospectus delivery requirements set forth in that Registration Statement by filing the same with the purchaser.


If you have any questions please do not hesitate to call.


Sincerely,




                                    EXHIBIT E

                                    EXHIBIT F

Date:


RE: Put Notice Number __


Dear Mr. Leighton,


This is to inform you that as of today, China Direct Trading Corporation, a Florida corporation (the "Company"), hereby elects to exercise its right pursuant to the Investment Agreement to require Dutchess Private Equities Fund, II, LP. to purchase shares of its common stock. The Company hereby certifies that:


The amount of this put is $__________.


The Pricing Period runs from ________ until _______.


The current number of shares issued and outstanding as of the Company are:

[GRAPHIC OMITTED]

Regards,

[GRAPHIC OMITTED]

Howard Ullman
Chief Executive Officer
China Direct Trading Corporation


                                    EXHIBIT G
                              PUT SETTLEMENT SHEET

Date:


Howard,


Pursuant to the Put given by China Direct Trading Corporation to Dutchess Private Equities Fund, II, L.P. on _________________ 200x, we are now submitting the amount of common shares for you to issue to Dutchess.


Please have a certificate baring no restrictive legend totaling __________ shares issued to Dutchess Private Equities Fund, II, LP immediately and send via DWAC to the following account:


XXXXXX


If not DWAC eligible, please send FedEx Priority Overnight to:


XXXXXX


Once these shares are received by us, we will break have the funds wired to the Company.


Regards,


Douglas H. Leighton










DATE. . . . . . . . . . . . . . . . . . . . . PRICE

Date of Day 1 . . . . . . . . . . . . . . . .  Closing Bid of Day 1
Date of Day 2 . . . . . . . . . . . . . . . .  Closing Bid of Day 2
Date of Day 3 . . . . . . . . . . . . . . . .  Closing Bid of Day 3
Date of Day 4 . . . . . . . . . . . . . . . .  Closing Bid of Day 4
Date of Day 5 . . . . . . . . . . . . . . . .  Closing Bid of Day 5






LOWEST 1 (ONE) CLOSING BID IN PRICING PERIOD
                                             ------------

PUT AMOUNT
                                             ------------

AMOUNT WIRED TO COMPANY
                                             ------------

PURCHASE PRICE (94% (NINETY-FOUR PERCENT))
                                             ------------

AMOUNT OF SHARES DUE
                                             ------------


The undersigned has completed this Put as of this ___th day of _________, 20xx.


CHINA DIRECT TRADING CORPORATION

[GRAPHIC OMITTED]

HOWARD ULLMAN, CEO




                          SCHEDULE 4(C) CAPITALIZATION


                             SCHEDULE 4(E) CONFLICTS

                         SCHEDULE 4(G) MATERIAL CHANGES


                            SCHEDULE 4(H) LITIGATION


                       SCHEDULE 4(L) INTELLECTUAL PROPERTY


                               SCHEDULE 4(N) LIENS

                       SCHEDULE 4(T) CERTAIN TRANSACTIONS